Exhibit 2b
                    O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                           AMENDED AND RESTATED
                         STOCK EXCHANGE AGREEMENT

         This AMENDED AND RESTATED STOCK EXCHANGE AGREEMENT (the
    "Agreement") is made and entered into as of February 1, 1994, between O'Sullivan Industries Holdings, Inc., a Delaware corporation ("O'Sullivan"), and TE Electronics Inc., a
    Delaware corporation ("TE").

                               RECITALS
         WHEREAS, TE owns 100 shares of common stock, par value
    $1.00 per share, of O'Sullivan Industries, Inc.  (the "Old
    O'Sullivan Stock"), a Delaware corporation ("Old
    O'Sullivan"), such stock being all of the issued and outstanding capital stock of Old O'Sullivan;

         WHEREAS, TE desires to transfer the Old O'Sullivan Stock to O'Sullivan in exchange for the issuance by O'Sullivan to TE of 14,999,900 shares of common stock, par value $1.00 per share, of O'Sullivan together with the Preferred Stock Purchase Rights of O'Sullivan associated with such shares (the "Common Stock"),and O'Sullivan desires to issue the Common Stock to TE in exchange for the Old O'Sullivan Stock;

         WHEREAS, following such issuance the issued and outstanding capital stock of O'Sullivan will consist of 15,000,000 shares of Common Stock, all of which will be owned by TE; and

         WHEREAS, all of the shares of O'Sullivan Common Stock issued to TE will be offered for sale in the Offerings pursuant to the U.S. Purchase Agreement and International Purchase Agreement, as such terms are defined in the Prospectus (as amended from time to time, the "Prospectus") constituting a part of the Registration Statement No. 33-72120 on Form S-1 filed by O'Sullivan with the Securities and Exchange Commission on November 24, 1993 (as amended from time to time, the "Registration Statement").

                               AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants, representations and warranties contained herein, the above parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

    1.  Terms of Purchase and Sale of Shares.

         1.01 Purchase and Sale of Shares. At the closing (as defined in Section 1.02): (i) O'Sullivan shall issue to TE 14,999,900 shares of the Common Stock and (ii) TE shall sell, assign, transfer and convey to O'Sullivan (x) the Old O'Sullivan Stock free and clear of all liens, encumbrances, restrictions and claims whatsoever and (y) the right to receive the Adjustment Date Payment Amount (as defined below) if a negative number. As additional purchase price under this Agreement, O'Sullivan shall pay to TE the Tax Benefit Payments (as such term is defined in the Tax Sharing and Tax Benefit Reimbursement Agreement, dated as of January 24, 1994, between Tandy, TE and O'Sullivan the ("Tax Sharing Agreement")) and the right to receive the Adjustment Date Payment Amount, if a positive number. "Adjustment Date Payment Amount" shall have the meaning given to it in the Closing Adjustment Agreement to be entered into by TE and O'Sullivan.

         1.02 Closing. The issuance of the Common Stock in exchange for the Old O'Sullivan Stock contemplated by Section
    1.01 (the "Closing") shall take place at the offices of TE Electronics Inc., 200 Taylor Street, Suite 700, Fort Worth, Texas 76102 at 12:01 a.m. on the date that the transactions contemplated by the U.S. Purchase Agreement and the International Purchase Agreement (the "Purchase Agreements") close; or such earlier date as TE and O'Sullivan shall mutually agree (the "Closing Date"); provided, however, that the Closing shall not occur earlier than one day after the date (the "Underwriting Date") that TE enters into the Purchase Agreements committing TE to sell 15,000,000 shares of Common Stock.

    2.  Representations and Warranties of O'Sullivan.

              O'Sullivan hereby represents and warrants as follows:

         2.01 Organization, Standing and Power. O'Sullivan is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. O'Sullivan has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted prior to or on the Closing Date and to execute, deliver and perform this Agreement and to consummate the transactions hereby contemplated.

         2.02 Authority. The execution, delivery and performance by O'Sullivan of this Agreement and the consummation by O'Sullivan of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company (including without limitation; the approval of its Board of Directors and any approval or consent of stockholders required by law or by its Certificate of Incorporation or By-laws). This Agreement is the legal, valid and binding obligation of O'Sullivan, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and is subject to general principles of equity.

         2.03 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by O'Sullivan with any of the provisions hereof, will:

              (a) conflict with or result in a breach of any provision of O'Sullivan's Certificate of Incorporation or By-laws; or

              (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of O'Sullivan pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which O'Sullivan is a party or by which O'Sullivan or any of its properties or assets may be bound and which is material to the operations of O'Sullivan except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained by O'Sullivan on or prior to the Closing Date; or

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to O'Sullivan or any of its properties or assets.

         2.04  Capital Structure.

              (a)  Upon consummation of the transaction
    contemplated hereby, the authorized capital stock of O'Sullivan will consist of:

                   (i)  100,000,000 shares of Common Stock, par
    value $1.00 per share, of which 15,000,000 shares will be validly issued and outstanding; and

                   (ii)  20,000,000 shares of preferred stock,
    par value $1.00 per share, of which no shares will be validly issued and outstanding.

              (b) All outstanding shares of O'Sullivan's capital stock will have been duly authorized and validly issued, will be fully paid and non-assessable, and will not have been issued in violation of any pre-emptive rights.

              (c) Except as set forth on Schedule 2.04, there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly:

                   (i)  calls for the issuance, sale, pledge or
    other disposition of any shares or of any other capital stock of O'Sullivan or any securities convertible into, or other rights to acquire, any such shares or other capital stock of O'Sullivan; or

                   (ii)  obligates O'Sullivan to grant, offer or
    enter into any of the foregoing; or

                   (iii)  relates to the voting or control of
    such shares, capital stock, securities or rights.

         2.05  Certificate of Incorporation; By-laws.
    O'Sullivan's Certificate of Incorporation, as certified by the appropriate official of the State of Delaware, and its By-laws are attached hereto as Exhibit A. Such Certificate and By-laws are complete and correct, and are in full force and effect, and O'Sullivan is not in violation of any of the provisions of either such document.

         2.06 Title to Shares. Upon issuance and delivery to TE of the O'Sullivan Common Stock, and subject to the terms of the Purchase Agreements, O'Sullivan will convey to TE legal and valid title to the Common Stock free and clear of all liens, encumbrances and claims whatsoever.

         2.07  Consents and Approvals.  Except as set forth on
    Schedule 2.07, no authorization, consent, order or approval of or notice to or filing with, any federal, state or local governmental authority is required in connection with the execution, delivery and performance by O'Sullivan of the transactions contemplated hereby.

         2.08 Formation. O'Sullivan has been formed prior to the Closing solely to permit registration of its common stock with the Securities and Exchange Commission and to enable it to acquire all of the Old O'Sullivan stock at the Closing. Except for activities incident to these actions, prior to Closing, O'Sullivan will have engaged in no activities and will have carried on no business.

    3.  Representations and Warranties of TE.

         TE hereby represents and warrants as follows:

         3.01 Organization, Standing and Power of TE. TE is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. TE has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted prior to the Closing Date and to execute, deliver and perform this Agreement and to consummate the transactions hereby contemplated.

         3.02 Organization of Old O'Sullivan. Old O'Sullivan is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.03 Authority. The execution, delivery and performance by TE of this Agreement and the consummation by TE of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of TE (including without limitation; the approval of its Board of Directors and the approval or consent of its stockholder). This Agreement is the legal, valid and binding obligation of TE, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and is subject to general principles of equity.

         3.04 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by TE with any of the provisions hereof, will:

              (a) conflict with or result in a breach of any provision of TE's Certificate of Incorporation or By-laws; or

              (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of TE pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TE is a party or by which TE or any of its respective properties or assets may be bound and which is material to the operations of TE except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained by TE on or prior to the Closing Date; or

              (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TE or any of its properties or assets.

         3.05  Capital Structure of Old O'Sullivan.

              (a)  The authorized capital structure of Old
    O'Sullivan consists of 100 shares of Common Stock, par value
    $1.00 per share, of which 100 shares are validly issued and outstanding; and

              (b) All outstanding shares of Old O'Sullivan's capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any pre- emptive rights.

              (c) Except as set forth on Schedule 3.05, there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly:

                   (i)  calls for the issuance, sale, pledge or
    other disposition of any shares or of any other capital stock of Old O'Sullivan or any securities convertible into, or other rights to acquire, any such shares or other capital stock of Old O'Sullivan; or

                   (ii) obligates Old O'Sullivan to grant, offer or enter into any of the foregoing; or

                   (iii)  relates to the voting or control of
    such shares, capital stock, securities or rights.

         3.06 Certificate of Incorporation; By-laws. TE's Certificate of Incorporation, as certified by the appropriate official of the State of Delaware, and its By-laws are attached hereto as Exhibit B. Such Certificate and By-laws are complete and correct, and are in full force and effect, and TE is not in violation of any of the provisions of either such document.

         3.07 Title to Shares. Upon the sale and delivery to O'Sullivan of the Old O'Sullivan Stock, TE will convey to O'Sullivan legal and valid title to the Old O'Sullivan Stock free and clear of all liens, encumbrances and claims whatsoever.

         3.08  Consents and Approvals.  Except as set forth on
    Schedule 3.08, no authorization, consent, order or approval of or notice to or filing with, any federal, state or local governmental authority is required in connection with the execution, delivery and performance by TE of the transactions contemplated hereby.

    4.  Certain Covenants of the Parties.

         O'Sullivan and TE hereby covenant to and agree with one another as follows:

         4.01 Conduct of Business. O'Sullivan will take such action that is necessary to effect the offering and sale of Common Stock pursuant to the Purchase Agreements.

         4.02 Fees and Expenses. TE shall pay all of the fees and expenses incurred by O'Sullivan, Old O'Sullivan or TE in connection with (a) the registration and sale of shares of O'Sullivan Common Stock and (b) the sale of any shares sold by O'Sullivan pursuant to the exercise of the over-allotment options (as such term is defined in the Prospectus).

         4.03  Tax Covenants.

              (a)  O'Sullivan agrees that for at least a three
    (3) year period following the Closing, neither O'Sullivan nor Old O'Sullivan shall cease to remain in existence as separate corporations.

              (b) No later than two (2) business days after the Closing, TE will sell all of the Common Stock to the U.S.
    Underwriters and the Managers, as such terms are defined in the Prospectus, pursuant to the Purchase Agreements.

         4.04 Sale of Shares. TE acknowledges that all of the shares of O'Sullivan Common Stock may be resold only upon registration under the Securities Act of 1933 or pursuant to an exemption from registration thereunder.

    5.  Conditions Precedent to Obligations of O'Sullivan.

         The obligations of O'Sullivan to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as O'Sullivan may waive (other than the condition contained in Section 5.03, which condition O'Sullivan shall not be entitled to waive):

         5.01 Representations, Warranties and Covenants of TE. TE shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of TE contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. O'Sullivan shall have received a certificate executed by or on behalf of TE, and dated as of the Closing Date, (a) certifying as to the fulfillment of the conditions set forth in this Section 5.01 and (b) attaching thereto a certified copy of the resolutions of TE's Board of Directors and sole stockholder approving this Agreement.

         5.02 No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

         5.03 Purchase Agreement. TE and O'Sullivan shall have executed the Purchase Agreements, in substantially the forms thereof attached hereto as Exhibit C, and TE's obligation to sell the Common Stock pursuant to the Purchase Agreements shall be a legal, valid and binding obligation of TE.

         5.04 Tax Sharing Agreement. Tandy shall have executed the Tax Sharing Agreement.

    6.  Conditions Precedent to Obligations of TE.

         The obligations of TE to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as TE may waive (other than the conditions set forth in Section 6.03, which condition may not be waived):

         6.01 Warranties, Representations and Covenants of O'Sullivan. O'Sullivan shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of O'Sullivan contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. TE shall have received a certificate executed by or on behalf of O'Sullivan, and dated as of the Closing Date, (a) certifying as to the fulfillment of the conditions set forth in this Section 6.01 and (b) attaching thereto a certified copy of the resolutions of O'Sullivan's Board of Directors approving this Agreement.

         6.02 No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

         6.03 Purchase Agreement. TE and O'Sullivan shall have executed the Purchase Agreements, in substantially the forms thereof attached hereto as Exhibit C, and TE's obligation to sell the Common Stock pursuant to the Purchase Agreements shall be a legal, valid and binding obligation of TE.

         6.04 Tax Sharing Agreement. O'Sullivan shall have executed the Tax Sharing Agreement.

    7.  Deliveries at Closing.

         7.01  Deliveries by O'Sullivan.  At the Closing,
    O'Sullivan shall deliver, or cause to be delivered, to TE the following:

              (a) one or more stock certificates representing an aggregate of 14,999,900 shares of O'Sullivan Common Stock, duly executed and indicating TE as holder thereof;

              (b)  the certificate referred to in Section 6.01.

         7.02 Deliveries by TE. At the Closing, TE shall deliver, or cause to be delivered, to O'Sullivan thefollowing:

              (a) stock certificates representing 100 shares of Old O'Sullivan Stock, duly endorsed in blank or accompanied by appropriate stock transfer powers executed by TE;

              (b)  the certificate referred to in Section 5.01.

    8.  Termination Prior to Closing.

         8.01 Termination of Agreement. This Agreement may be terminated prior to the Closing in any of the following ways:

              (a) By the mutual written consent of O'Sullivan and TE;

              (b)  By termination of the Purchase Agreements;

              (c) By either party in writing, against the other, if one or the other, as the case may be, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date or
    (ii) materially breach any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within five days after the party seeking to terminate has notified the other party of its intent to terminate this Agreement pursuant to this clause;

              (d) On the Closing Date by O'Sullivan in writing, if any of the conditions set forth in Article V hereof shall not have been met and, if not so met, has not been waived by O'Sullivan in writing;

              (e) On the Closing Date by TE in writing, if any of the conditions set forth in Article VI hereof shall not have been met and, if not so met, has not been waived by TE in writing; or

              (f) By either party in writing if the Closing shall not have occurred on or before February 28, 1994 or such other date to which the Agreement has been extended pursuant to Section 1.02; provided, however, that this Agreement may not be terminated by a party pursuant to this
    Section 8.01(f) if the failure of the Closing to occur on or before such date is due to the breach by such party of any of its obligations hereunder.

         8.02 Automatic Termination. This Agreement shall be terminated if the Purchase Agreements have not been executed on or before February 15, 1994.

    9.  Miscellaneous.

         9.01 Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         9.02 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto; and provided further, that, notwithstanding the prior proviso, TE may, at its election and without the prior written consent of O'Sullivan, assign this Agreement to any direct or indirect wholly-owned subsidiary or any other affiliate of TE so long as the representations and warranties of TE made herein are equally true of such assignee. If this Agreement is assigned with such consent or pursuant to such exception, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the rights or obligations hereof shall relieve any party of its obligations under this Agreement. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         9.03 Survival. The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term.

         9.04 Notices. Any notice, request, instruction or other document (each, a "notice") to be given hereunder by any party hereto to any other party hereto shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission, or registered or certified mail, postage prepaid, to the parties hereto at the following addresses or to such other addresses as any party hereto shall hereafter specify by notice to the other party or parties hereto:

              (a)  if to O'Sullivan to:
                        O'Sullivan Industries Holdings, Inc.
                        1900 Gulf Street
                        Lamar, Missouri 64759
                        Attention: Daniel F.  O'Sullivan
                          with a copy to General Counsel

              (b)  if to TE to:
                        TE Electronics Inc.
                        200 Taylor Street, Suite 700
                        Fort Worth, TX 76102
                        Attention: Frederick W.  Padden

         Any such notice, request, instruction or document shall be deemed to have been received on the date of delivery thereof.

         9.05 Governing Law. The validity, performance and enforcement of this Agreement and any agreement entered into pursuant hereto, unless expressly provided to the contrary, will be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         9.06 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of any provision of, this Agreement.

         9.07 Word Usage. Whenever required by the context and as used in this Agreement, the singular shall include the plural and pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the party in question may require.

         9.08 Counterparts; Modification. This Agreement (a) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and (b) may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto.

         9.09 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all other prior agreements and understandings among the parties hereto with respect to this subject matter.

         9.10 Further Assurances. From and after the Closing Date, each party, at the request of the other party and at the requesting party's expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Common Stock in TE and otherwise enable O'Sullivan and TE to enjoy the respective benefits contemplated by this Agreement.

         9.11 Public Announcements. Except as required by law or any other provision of this Agreement, O'Sullivan and TE shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation.

         9.12 Specific Performance. O'Sullivan and TE each acknowledges that the other will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation by it of any of its covenants or agreements which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of such covenants and agreements, O'Sullivan or TE, as the case may be, shall have the right to obtain injunctive relief to restrain any breach or threatened breach of, or otherwise to obtain specific performance of, the other's covenants or agreements contained in thisAgreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above mentioned.

                    O ' SULLIVAN INDUSTRIES HOLDINGS, INC.

                    /s/ Rowland H. Geddie, III
                    Rowland H. Geddie, III
                    Vice President, General Counsel and Secretary

                    TE ELECTRONICS INC.
                    /s/ Frederick W. Padden
                    Frederick W. Padden
                    Vice President-General Counsel and Secretary

    Schedule 2.04

    This Stock Exchange Agreement

    The U.S. Purchase Agreement and U.S. Pricing Agreement to be entered into among the Company, TE and the Underwriters named therein.

    The International Purchase Agreement and International
    Pricing Agreement to be entered into among the Company, TE and the Underwriters named therein.

    The Management Purchase Agreement to be entered into between the Company and certain members of the management of the Company and their affiliates.

    The O'Sullivan Incentive Stock Plan.

    The O'Sullivan Stock Purchase Program

    The O'Sullivan Stockholder Rights Plan.

    Schedule 3.05

    This Stock Exchange Agreement